Exhibit 10.3

                              CONSULTANCY AGREEMENT

         THIS AGREEMENT made this 31st day of December, 1996 between:

                  Interchem (N.A.) Industries, Inc.
                  9135 Barton Street
                  Overland Park, Kansas  66214
                  (hereinafter called "the Consultant")
                                             OF THE FIRST PART

and:

                  Soy Environmental Products, Inc.
                  2525 East Camelback Road
                  Suite 510
                  Phoenix, Arizona  85016
                  (hereinafter called "the Company")
                                             OF THE SECOND PART

WHEREAS:

         A. Interchem has certain knowledge and skills useful for the benefit of the Company; and

         B. The Company wishes to make use of Interchem's knowledge and skills on a consultancy basis;

NOW, THEREFORE, witnesseth that in consideration of the mutual covenants of the parties herein, the parties agree as follows:

         1. The Company HEREBY APPOINTS the Consultant to act as consultant to the Company for the period and upon the terms hereinafter provided.

         2. Consultancy Services.

                  2.1 The Consultant will provide the Company with such consultancy and advisory services as the Company may from time to time reasonably require in relation to its business.

                  2.2 Such services shall include but not be limited to the provision of advice and services regarding administration, management, marketing and finance specifically to be provided by Lee Derr.

                                                                    Exhibit 10.3

                  2.3 The Consultant shall not be required to perform any executive functions and shall be given reasonable notice of all meetings which it is required to attend in pursuance to the terms of this Agreement.

                  2.4 The Consultant will faithfully and diligently perform such services as aforesaid and in the performance of such services will comply with all such reasonable directions and restrictions as may for the time being be given to or imposed upon it by the Board of Directors of the Company or by any one authorized by the Board of Directors of the Company.

                  2.5 The Consultant will in the performance of its services do all in its power to promote, develop and extend the business of the Company and to protect and further the reputation and interests of the business.

         3. Fees and Expenses.

                  3.1 In consideration of its performance of the said services, the Company will pay to the Consultant a Consultancy Fee (which shall accrue from day to day) at a rate of Eight Thousand Three Hundred Thirty Three and 33/100 Dollars ($8,333.33) monthly. This sum shall increase or decrease on the anniversary date of this agreement by the same percentage of increase or decrease of the consumer price index as calculated by the Department of Labor of the USA for the previous year.

         4. Duration and Termination.

                  4.1 This Agreement shall be deemed to commence from the 1st of January, 1997 and shall continue in force until the 31st of December, 1999 and subject to termination as hereinafter provided.

                  4.2 The Company may nevertheless terminate this Agreement forthwith by notice in writing to the Consultant in the event that it is guilty of any serious default or misconduct in connection with or affecting the business or the affairs of the Company or if it is declared, (or assigns itself a) bankrupt.

                  4.3      On the  termination of this Agreement for any reason,
                           the   Consultant   will  at  the  Company's   request
                           forthwith    deliver   up   to   the    Company   all
                           correspondence   and  other  documents  and  property
                           belonging  to  the  Company  or  any   subsidiary  or
                           associated company which may have been prepared by him or have come into his possession at any time and will not retain any copies thereof.
                                        2
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                                                                    Exhibit 10.3

         5. Nothing herein contained shall be construed as creating the relationship of Employer and Employee between the parties and the Consultant agrees that it is responsible for the payment of all tax on the fees paid hereunder.

         6. Any notice to be given hereunder shall be given in writing and may be given either personally or may be sent by registered post addressed to the addresses hereinbefore set out or such other address as each party may advise the other and any notice given by post shall be deemed to have been served 7 days after posting.


         AS WITNESS the hands of the parties hereto the day and year first above written.


INTERCHEM (N.A.) INDUSTRIES, INC.


        /s/ Stephen Ellis                        By  /s/ Lee E. Derr
---------------------------------                  -----------------------------

SOY ENVIRONMENTAL PRODUCTS, INC.


        /s/ Kasandra M. Romo                     By  /s/ Sean F. Lee
---------------------------------                  -----------------------------
Witness
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